Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST ANNOUNCES AVAILABILITY OF WEBCAST REGARDING FIRST QUARTER SALES RESULTS AND
PROVIDES UPDATE ON STOCK OPTION REVIEW
     FREMONT, Calif., July 31, 2006 — Asyst Technologies, Inc. (NASDAQ: ASYT) today announced that on Aug. 3, 2006 it will release sales and bookings results for its fiscal first quarter ended June 30, 2006. The company will conduct a conference call to discuss the results at 2:00 p.m. Pacific Time. Interested parties may access a simultaneous webcast at www.asyst.com by accessing the investor relations link followed by the webcast link.
     The company will not be in a position to announce additional first quarter GAAP or non-GAAP financial results until a special committee of independent directors has completed its previously announced inquiry into the company’s past stock option grants and practices. The special committee has not completed its inquiry. However, preliminary information obtained in this inquiry indicates instances where incorrect measurement dates were used for financial accounting purposes for certain stock option grants in prior years. Once the special committee completes its inquiry, it may determine that the financial impact is material to certain prior fiscal periods and, in such cases, the company would be required to record additional non-cash charges for stock-based compensation expense, and the resulting tax effects. The company also will not be able to file with the SEC its Form 10-Q for the fiscal first quarter ended June 30, 2006, or its Form 10-K for the fiscal year ended March 31, 2006, until the special committee inquiry and related accounting review are completed. The company currently does not expect that the inquiry and related accounting review will be completed until after the date its Form 10-Q for the fiscal first quarter is required to be filed.

Contact:	John Swenson
Vice President, Investor Relations & Corporate Communications
510-661-5000
Forward Looking Statements
Except for statements of historical fact, the statements in this release are forward-looking. The forward-looking statements include statements regarding the expected time of completion of the special committee’s inquiry and the intended date of filing the company’s Annual Report on Form 10-K and fiscal first quarter report on Form 10-Q. The forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties relating to the time needed for our special committee of independent directors to complete its inquiry into our past stock option grants and practices; uncertainties related to the time required for our auditors to review the results of the special committee’s inquiry; uncertainty as to whether the final resolution of previously announced matters could relate to historical financial statements, and could require a restatement of such financial statements; uncertainties relating to our ability to determine, complete and timely file a restatement of prior period financial statements; uncertainties relating to the time needed by our independent auditors to complete their audit of our financial statements and review of the Form 10-K for our fiscal year 2006, and review of Form 10-Q for our fiscal first quarter ended June 30, 2006; uncertainty whether delays in filing our Form 10-K for our fiscal year 2006, or periodic reports for subsequent reporting periods, could result in de-listing of our common stock from the NASDAQ Global Market and uncertainties that may be associated with the hearing we have requested or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; uncertainty that these or other matters could comprise a material weakness in the company’s internal control over financial reporting, which could prevent the company from timely meeting its future reporting requirements or obligation to maintain effective internal control; volatility in our stock price pending resolution of or resulting from the matters discussed above; the impact of lawsuits or other proceedings initiated in relation to the matters discussed above or the company’s prior stock option practices; the outcome of the previously announced SEC and Department of Justice inquiries; uncertainty whether fees and expenses associated with the special committee and governmental inquiries, NASDAQ hearing, accounting review, potential lawsuits, or other matters arising from the company’s prior stock option practices could be material in any reporting period; requests by current or former officers and directors of the company for indemnification or advancement or reimbursement of fees and expenses; distraction of management’s attention from our operations; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2005, and other reports filed with the Securities and Exchange Commission.
     “Asyst” is a registered trademark of Asyst Technologies, Inc. All Rights Reserved.